EXHIBIT
Power of Attorney

Each of the undersigned entities and individuals (collectively, the "Reporting Persons") hereby authorizes and designates Presidio Management Group VIII, L.L.C. or such other person or entity as is designated in writing by
Michael Maher (the "Designated Filer") as the beneficial owner to prepare and file on behalf of such Reporting
Person individually, or jointly together with the other Reporting Persons, any and all reports, notices, communications and other documents (including, but not limited to, reports on Schedule 13D, Schedule 13G,
Form 13H, Form 13-F, Form 3, Form 4 and Form 5) that such Reporting Person may be required to file with the United
States Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended (together with the implementing regulations thereto, the "Act"), and the Securities Exchange Act of 1934, as amended (together with the implementing regulations thereto, the "Exchange Act") (collectively, the "Reports"), with respect to each
Reporting Person's ownership of, or transactions in, securities of any entity whose securities are beneficially owned (directly or indirectly) by such Reporting Person (collectively, the "Companies").

Each Reporting Person hereby further authorizes and designates each of Michael Maher, Dale Holladay and
Erik Lindquist (each, an "Authorized Signatory") to execute and file on behalf of such Reporting Person the
Reports and to perform any and all other acts, which in the opinion of the Designated Filer or Authorized
Signatory may be necessary or incidental to the performance of the foregoing powers herein granted.

The authority of the Designated Filer and the Authorized Signatory under this Document with respect to each
Reporting Person shall continue until such Reporting Person is no longer required to file any Reports with respect to the Reporting Person's ownership of, or transactions in, the securities of the Companies, unless earlier revoked in writing.  Each Reporting Person acknowledges that the Designated Filer and the Authorized Signatory are not
assuming any of the Reporting Person's responsibilities to comply with the Act or the Exchange Act.

Date:  January 24, 2012

Presidio Management Group VIII, L.L.C.

By: /s/ Steven M. Krausz
Name:  Steven M. Krausz
Title: Managing Member

U.S. VENTURE PARTNERS VIII, L.P.
By Presidio Management Group VIII, L.L.C.
Its General Partner

By: /s/ Steven M. Krausz
Name:  Steven M. Krausz
Title: Managing Member

USVP VIII AFFILIATES, L.P.
By Presidio Management Group VIII, L.L.C.
Its General Partner

By: /s/ Steven M. Krausz
Name:  Steven M. Krausz
Title: Managing Member

USVP ENTREPRENEUR PARTNERS VIII-A, L.P.
By Presidio Management Group VIII, L.L.C.
Its General Partner

By: /s/ Steven M. Krausz
Name:  Steven M. Krausz
Title: Managing Member

USVP ENTREPRENEUR PARTNERS VIII-B, L.P.
By Presidio Management Group VIII, L.L.C.
Its General Partner

By: /s/ Steven M. Krausz
Name: Steven M. Krausz
Title: Managing Member

/s/ Irwin Federman
IRWIN FEDERMAN

/s/ Christopher Rust
CHRISTOPHER RUST

/s/ Winston Fu
WINSTON FU

/s/ Casey M. Tansey
CASEY M. TANSEY

/s/ Steven M. Krausz
STEVEN M. KRAUSZ

/s/ Jonathan D. Root
JONATHAN D. ROOT

/s/ David Liddle
DAVID LIDDLE

/s/ Philip M. Young
PHILIP M. YOUNG